EXHIBIT 17

                        INCENTIVE STOCK OPTION AGREEMENT


     THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made September 5, 2003 between INFONOW CORPORATION, a Delaware corporation (the "Company"), and MICHAEL W. JOHNSON (the "Optionee").

     WHEREAS, Optionee is an important and valuable contributor to the Company and the Company deems it to be in its interest and in the interest of its shareholders to secure the services of Optionee for the Company or such of its subsidiary companies as may be designated by the Company; and

     WHEREAS, the Company, as an incentive to Optionee to join the Company or its subsidiaries and to increase Optionee's proprietary interest in the Company, desires to enter into this Agreement containing the terms and conditions hereinafter set forth and to grant Optionee an incentive stock option to purchase shares of the Common Stock of the Company.

     NOW, THEREFORE in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

     1. Grant of Option. In consideration of the foregoing, the Company hereby grants to Optionee the right and option (the "Option") to purchase 12,500 shares of the Company's Common Stock (the "Shares"). The Option shall vest and become exercisable as follows:

(a) Subject to Section 7.1 of the Company's 1999 Stock Option Plan (the "Plan"), the Option shall vest and become exercisable with respect to 100% of the Shares subject hereto on December 31, 2003.

In no event can Optionee vest in more Shares than the 12,500 Shares covered by this Agreement. The Option shall terminate on the tenth anniversary of the date hereof and, accordingly, may not be exercised after that date. The Option shall terminate in accordance with Section 7.4 of the Plan upon the termination of Optionee's employment, provided, however, in the event of Optionee's death, resignation or termination for other than cause (including due to disability or the Company's failure to renew the Employment Agreement), as defined in the April 15, 2000 Employment Agreement between the parties and including any Addendum thereto, the underlying shares vested at the time of such resignation or termination shall remain exercisable until the expiration of the term of the Option. In addition, the Option shall fully vest and remain exercisable until the expiration of the term of the Option in the event there is a Change in Control or Corporate Transaction as defined in the Plan. The purchase price to be paid for such Shares upon exercise of the option shall be $1.43 per share, being not less than 100% of Fair Market Value of the Shares on the date of this Agreement required under the Plan. This Option is granted pursuant to, and is subject to the terms and conditions of the Plan, a copy of which has been furnished to Optionee and receipt of which Optionee hereby acknowledges. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. To the extent that all or part of this Option exceeds the $100,000 rule of section 422(d) of the Internal Revenue Code, this Option or the lesser excess part will be deemed to be a nonstatutory stock option. In addition, to the extent that this Option remains exercisable more than three months after the Optionee ceases to be an employee of the Company or an affiliate as a result of clause (a) or (b) the third sentence of this paragraph, the Option will be deemed to be a nonstatutory option.

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     2. Method of Exercising Option. The Option may be exercised, in whole at any time or in part from time to time, by giving to the Company notice in writing in substantially the form attached as Exhibit 1 hereto. Promptly after the receipt by it of notice of exercise of the Option and upon due satisfaction of all conditions pertaining to the Option as set forth in this Agreement, the Company shall cause certificates for the number of Shares with respect to which the option is exercised to be issued in the name of Optionee, or, in the case of his death, his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, and to be delivered to Optionee or, in the case of his death, his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. Payment of the purchase price for the Shares with respect to which the Option is exercised shall be made at the time the notice of exercise is delivered to the Company, together with an amount sufficient to pay any applicable taxes required in connection with exercise of the Option in accordance with Section 5 of this Agreement.

     3. Conditions of Option. The option is subject to the following additional conditions:

          (a) The Option herein granted to Optionee is not transferable by Optionee during Optionee's lifetime, but may be transferred by will or the laws of descent and distribution.

          (b) The Option may be exercised by Optionee pursuant to the terms of the Plan, but only to the extent that Optionee had the rights to exercise such Option at the date of termination of the Optionee's service to the Company.

     4. Notices. Any notice to be given by Optionee as required by this Agreement shall be sent to the Company at its principal executive offices and any notice from the Company to Option shall be sent to Optionee at his address as it appears on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the now address.

     5. Withholding. The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of the Option (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, as a condition of the exercise of the Option:
(i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Common Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of the Option and which have a Fair Market Value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

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

     6. Further Agreements. The undersigned agrees, in connection with the issuance of the Shares, and thereafter from time to time as requested by the Company, to execute any reasonable stockholders agreement as provided in the Plan. The undersigned will, if requested, by the Company in connection with a public offering of the Company's securities, adhere to reasonable lock-up arrangements between the Company and an underwriter involved in such public offering.


                                  * * * * * * *

     IN WITNESSES WHEREOF, the Company and the Optionee have executed this Incentive Stock Option Agreement as of the day and year first above written.


                                              INFONOW CORPORATION

                                              By: /s/ Duane Wentworth
                                              ----------------------------------
                                              Duane Wentworth, Director &
                                              Chairman of Corporate Governance
                                              Committee




                                              /s/ Michael W. Johnson
                                              ----------------------------------
                                              MICHAEL W. JOHNSON





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                                    EXHIBIT 1

                               NOTICE OF EXERCISE


TO:  INFONOW CORPORATION

1. The undersigned hereby elects to purchase shares of Common Stock of INFONOW CORPORATION pursuant to the terms of the attached Incentive Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



(Name)





(Address)




Date:
                                            ------------------------------------
                                            Optionee